                                   EXHIBIT 99


FOR IMMEDIATE RELEASE: Monday, May 17, 2004

              R.G. BARRY CORPORATION FIRST QUARTER RESULTS REFLECT
                              OPERATIONAL CHANGES

PICKERINGTON, Ohio - Monday, May 17, 2004 - R.G. Barry Corporation (NYSE:RGB) today reported first quarter 2004 operating results.

For the quarter ended April 3, 2004:
     - net sales from continuing operation were $18.4 million, down from the $20.4 million reported in the first quarter of 2003;
     - net loss was $14.2 million, or a loss of $1.44 per share, from continuing operations, compared to a net loss in the first quarter of 2003 of $3.9 million, or a loss of $0.39 per share, comprised of a $3.0 million, or $0.30 per share, loss from continuing operations, and a $918,000, or $0.09 per share, loss from discontinued operations; and
     - The quarterly net loss includes restructuring and asset impairment charges totaling $8.3 million primarily related to the Company's phase-out of its manufacturing operations in Mexico.

"There were no real surprises in the first quarter results," said Thomas M. Von Lehman, interim President and Chief Executive Officer. "The numbers reflect the negative impact we had anticipated from charges associated with the restructuring and refinancing of the Company. A substantial portion of the decline in quarterly sales was related to customer concerns dealing with our publicly announced liquidity problem in early 2004 and to the introduction of a more restrictive product return policy for our retailer customers.

"The phase-out of our North American manufacturing operations is on track and it is reflected in the restructuring and asset impairment charges reported for the quarter. We anticipate that by year-end 2004 R.G. Barry will begin to recognize important infrastructure and operating cost savings as a result of the phase-out, the outsourcing of all of our product requirements and the reduction of selling, general and administrative costs associated with our former business model.

"As we reported on April 2, 2004, we do not expect to report an operating profit for 2004. We do believe, however, that the lower infrastructure and operating costs and a more efficient supply chain that are expected to result from the successful implementation of our new business model should give the Company the opportunity to return to profitability in 2005, " Mr. Von Lehman said.

R.G. Barry Corporation senior management will conduct a conference call for all interested parties at 10 a.m. EDT Tuesday, May 18, 2004. Management will discuss the Company's performance, its plans for the future and will accept questions from invited participants. The conference call is available at (888) 349-9379 or
(706) 634-2347 until five minutes before starting time. To listen via the Internet, go to <www.rgbarry.com> at least 15 minutes prior to the scheduled start time to register, download, and install any necessary audio software.


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Barry - page 2


Replays of the call will be available shortly after its completion. The audio replay can be accessed through May 25, 2004, by calling (800) 642-1687 or (706) 645-9291 and using passcode 7476890; or for 30 days by visiting the Company's Web site at <www.rgbarry.com>. A written transcript of the call will be available for 12 months at the Company's Web site under the "Investors/News Release" section.

     "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Statements in this release, other than statements of historical fact, are forward-looking statements and are based upon information available to the Company on the date of this release. Our forward-looking statements inherently involve risks and uncertainties that could cause actual results and outcomes to differ materially from those anticipated by our forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the ability of the Company to close its manufacturing facilities in Mexico in accordance with plan without incurring substantial unplanned cost or delays or experiencing unforeseen labor difficulties; the ability of the Company to substantially increase its sourcing of products from outside North America to replace the products previously manufactured in its own plants in Mexico without incurring substantial unplanned cost and without negatively impacting delivery times or product quality; the continuing willingness of CIT to fund the Company's financing requirements under CIT's discretionary factoring and financing arrangement with the Company; the Company's ability to reduce its inventory levels in accordance with its plan; the continued demand for the Company's products by its customers and the continuing willingness of its customers and suppliers to support the Company as it implements its new business plan; the ability of the Company generally to successfully implement its new business plan; the unexpected loss of key management; the Company's ability to employ a permanent CEO; and the ability of competitors to take market share from the Company. Other risks to the Company's business are detailed in our previous press releases, shareholder communications and Securities Exchange Act filings. Except as required by applicable law, we do not undertake to update the forward-looking statements contained in this release to reflect new information that becomes available after the date hereof.

AT THE COMPANY:   Daniel D. Viren, Senior Vice President-Finance  (614) 864-6400
                  Roy Youst, Director Corporate Communications  (614) 864-6400


                                --Tables follow--








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


                    R. G. BARRY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (in thousands of dollars, except for per share data)

                                                                          Thirteen Weeks Ended
                                                                     April 3, 2004   March 29, 2003
                                                                     -------------   --------------
Net sales                                                               $ 18,430        $ 20,378
Cost of sales                                                             12,917          13,293
                                                                       ---------        ---------
   Gross profit                                                            5,513           7,085
     Gross profit margin                                                    29.9%           34.8%
Restructuring and asset impairment charges                                 8,282             200
Selling, general and administrative expense                               11,197          11,557
                                                                       ---------        ---------
   Operating loss                                                        (13,966)        ( 4,672)
Other income                                                                  45              53
Interest expense, net                                                    (   241)        (   174)
                                                                       ---------        ---------
   Loss from continuing operations, before
   income tax and minority interest                                     ( 14,162)        ( 4,793)
Income tax                                                                     2           1,867
Minority interest, net of tax                                                  1           (  28)
                                                                       ---------        ---------
   Net loss from continuing operations                                  ( 14,159)        ( 2,954)
   Loss from discontinued operations                                          --           ( 918)
                                                                       ---------        ---------
   Net loss                                                            ($ 14,159)       ($ 3,872)
                                                                       ==========       =========

Loss per common share - basic                                            ($ 1.44)        ($ 0.39)
                                                                         ========        ========
Loss per common share - diluted                                          ($ 1.44)        ($ 0.39)
                                                                         ========        ========

Average number of shares outstanding
     Basic                                                                 9,839           9,811
                                                                           =====           =====
     Diluted                                                               9,839           9,811
                                                                           =====           =====



                           CONSOLIDATED BALANCE SHEETS
                            (in thousands of dollars)

                                                                      April 3,        March 29,          Jan. 3,
                                                                      --------        ---------          -------
                                                                          2004             2003              2004
                                                                          ----             ----              ----
ASSETS
Cash                                                                   $ 2,192          $ 3,731           $ 2,012
Accounts receivable, net                                                11,084           13,880             7,118
Inventory                                                               31,832           33,933            32,797
Deferred and recoverable income taxes                                       --           10,500                --
Prepaid expenses                                                         1,811            1,958             2,452
                                                                         -----            -----             -----
   Total current assets                                                 46,919           64,002            44,379

Net property, plant and equipment                                        5,603           10,053             9,369

Goodwill                                                                    --            2,506                --
Other assets                                                             3,836           14,246             7,532
                                                                         -----            -----             -----
   Total assets                                                       $ 56,358         $ 90,807          $ 61,280
                                                                      ========         ========          ========

LIABILITIES & SHAREHOLDERS' EQUITY
Short-term notes payable                                                17,118           12,000             2,000
Other current liabilities                                               10,813           15,144            16,533
Long-term debt                                                           1,688            5,737             2,141
Other                                                                   15,492           14,413            15,219
Shareholders' equity, net                                               11,247           43,513            25,387
                                                                        ------           ------            ------
   Total liabilities & shareholders' equity                           $ 56,358         $ 90,807          $ 61,280
                                                                      ========         ========          ========








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